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                                                                   EXHIBIT 4.1


                      BELMONT REGISTRATION RIGHTS AGREEMENT



                  THIS BELMONT REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered into as of this 1st day of March, 1997 by and among PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation (the "Company"), and CHANNING H. RUSSELL, PAUL CASTLEMAN and JEREMY POOL (collectively, the "Holders").

                                    RECITALS:

                  WHEREAS, the Holders own shares of Registrable Stock (as defined below); and

                  WHEREAS, the Company and the Holders have agreed to enter into this Agreement in order to set out certain rights of the Holders with respect to the registration of Registrable Stock under the 1933 Act (as defined below).

                  NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and undertakings herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Definitions and References. For purposes of this Agreement and in addition to the definitions set forth above and elsewhere herein, the following definitions shall apply:

                  "1933 Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Affiliate" of a Holder means a person who controls, is controlled by or is under common control with such Holder, or the spouse or children (or a trust exclusively for the benefit of a spouse and/or children) of such Holder, or, in the case of a Holder which is a partnership, its partners.

                  "Agreement" means this Registration Rights Agreement, dated as of March 1, 1997, among the Company and the Holders, and all amendments hereto made in accordance with the provisions of Section 17.

                  "Commission" means the United States Securities and Exchange Commission and any successor agency.

                  "Common Stock" means the Common Stock, par value $0.10 per share, of the Company, as constituted as of the date of this Agreement, and as the same may be adjusted from time to


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         time for stock splits, stock dividends and other similar
         events.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "First Year" means the twelve-month period ending on the first anniversary date of this Agreement.

                  "Holders" has the meaning specified in the preamble to this Agreement.

                  "Merger" means the merger of Belmont Research, Inc., a Massachusetts corporation, with and into Subsidiary No. 1, a North Carolina corporation and wholly-owned subsidiary of the Company, pursuant to an Agreement and Plan of Reorganization dated February 11, 1997.

                  "Register," "registered" and "registration" refers to a registration effected by preparing and filing a registration statement or similar document on Form S-3 (or any successor form thereto) in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement or document.

                  "Registrable Stock" means the aggregate of 310,000 shares of Common Stock owned by the Holders as of the date hereof and any shares of Common Stock issued or issuable with respect to any such shares of Registrable Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular shares of Registrable Stock that have been issued, such securities shall cease to be Registrable Stock when (a) a registration statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of under such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144, (c) the Holder of such shares is able to dispose of all of the shares then held by such Holder pursuant to Rule 144(k), (d) they shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend required by Section 2 restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of such securities shall not require their registration or qualification under the 1933 Act or any similar state law then in force or qualification under the 1933 Act or any similar state law then in force, or (e) they shall have ceased to be outstanding.


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                  "Rule 144" means Rule 144 (or any successor provision) under the 1933 Act.

                  "Second Year" means the twelve-month period ending on the second anniversary date of this Agreement.

                  2. Restrictive Legend. Each certificate representing Registrable Stock shall, except as otherwise provided in this Section 2 or in
Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

                        "THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SHARES, COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUCH AS RULE 144 PROMULGATED UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company the securities being sold thereby may be publicly sold without registration under the Securities Act. For purposes of Sections 2 and 3 hereof, O'Connor, Broude & Aronson shall be deemed to be counsel satisfactory to the Company.

                  3. Notice of Proposed Transfer. Prior to any proposed transfer of any Registrable Stock, the Holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company in writing, shall be accompanied by an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the 1933 Act, whereupon the Holder of such Registrable Stock shall be entitled to transfer such Registrable Stock in accordance with the terms of its notice. Each certificate for Registrable Stock transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the 1933 Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 3

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shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

                  4. Registration on Form S-3. The Holders shall be entitled to request the Company to file not more than two (2) registration statements on Form S-3 (or any successor form thereto), subject to and upon all of the following terms and conditions:

                           a. Any request to file a registration statement on
Form S-3 shall be made to the Company in writing and signed by all of the Holders. Any shares of Registrable Stock covered by a registration statement filed on Form S-3 shall be allocated among the Holders as they agree.

                           b. One request to file a registration statement on
Form S-3 may be made during the First Year and may include a request to register up to 160,000 shares of Registrable Stock. The Company shall use its best efforts to keep the registration statement filed during the First Year effective for a period of sixty (60) days from the later of: (i) the date on which the registration statement is first declared effective by the Commission, or (ii) the date the Holders may sell shares of Registrable Stock without violating applicable securities laws and regulations and without violating accounting principles which permit the Company to account for the Merger as a "pooling of interests".

                           c. One request to file a registration statement on
Form S-3 may be made during the Second Year and may include a request to register up to 150,000 shares of Registrable Stock. The Company shall use its best efforts to keep the registration statement filed during the Second Year effective for a period of sixty (60) days from the date on which the registration statement is first declared effective by the Commission.

                           d. The Company agrees to use its best efforts to
cause the filing of a registration statement on Form S-3 within thirty (30) days after receipt by the Company of a request pursuant to this Section 4; provided, however, that the Company shall not be required to request an acceleration of the effectiveness of a registration statement on Form S-3 during the First Year prior to the date when the Holders may sell shares of Registrable Stock without violating applicable securities laws and regulations and without violating accounting principles which permit the Company to account for the Merger as a "poooling of interests".

                           e. The Company shall not be required to effect a
registration statement pursuant to this Section 4 during the period starting with the date of filing by the Company of, and ending on a date ninety (90) days following the effective date of, a

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registration statement pertaining to a public offering of securities for the account of the Company; provided that the Company in good faith shall use all reasonable efforts to cause such registration statement to become effective as soon as possible.

                           f. With respect to any request to file a registration
statement on Form S-3 which is made pursuant to this Section 4 and which is made more than sixty (60) days after the closing of the Merger, if the Company shall furnish to the Holders a certificate signed by the chief executive officer or president of the Company stating that, in the good faith opinion of the board of directors of the Company, the filing of any registration statement pursuant to this Section 4 would interfere with any material transaction then being pursued by the Company, then the Company's obligation to use its best efforts to file such registration statement shall be deferred for a reasonable period solely so as not to interfere with such material transaction, but in any event not to exceed ninety (90) days.

                           g. The Company shall not be obligated to effect and
pay for more than a total of two (2) registrations pursuant to this Section 4; provided that a registration requested pursuant to Section 4 shall not be deemed to have been effected unless (i) it has been declared effective by the Commission, (ii) it has remained effective for the period set forth in Section 5.a., and (iii) the offering of Registrable Stock pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the Commission (other than any such stop order, injunction, or other requirement of the Commission prompted by any act or omission of Holders of Registrable Stock).

                           h. The Company shall use its best efforts to maintain
its eligibility to file a registration statement on Form S-3. If the Company becomes ineligible to file a registration statement on Form S-3, the Company shall be required to fulfill its registration obligations under this Agreement using a registration statement on Form S-1.

                           i. The Holders will give to the Company written
notice, together with delivery of the Stock Sale Agreement and related documents attached hereto as Exhibit A, prior to selling or disposing of any shares of Registrable Stock during the effective period of any registration statement filed on Form S-3 pursuant to this Section 4.

                           j. The Holders agree that they will not directly or
indirectly purchase, sell or otherwise deal in the securities of the Company in any instance in which they are in possession of material, nonpublic information regarding the Company or its business or in any instance which would result in the Company not being able to account for the Merger as a pooling of interests

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under applicable accounting principles.

                  5. Obligations of the Company. Whenever required under Section 4 to use its best efforts to effect the registration of any Registrable Stock, the Company shall as expeditiously as possible:

                           a. Prepare and file with the Commission a
registration statement with respect to such Registrable Stock and cause such registration statement to become and remain effective until the earlier of the sale of all Registrable Stock covered thereby or sixty (60) days after the effective date thereof;

                           b. Prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Stock covered by such registration statement;

                           c. Promptly notify the Holders of the effectiveness
of the registration statement as soon as it is declared effective by the Commission and furnish to Holders such numbers of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto in conformity with the requirements of the 1933 Act) and such other documents and information as they may reasonably request;

                           d. Register or qualify the Registrable Stock
covered by such registration statement under such other securities or blue sky laws of such jurisdiction within the United States and Puerto Rico as shall be reasonably appropriate for the distribution of the Registrable Stock covered by the registration statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph
(d) be obligated to do so; and provided, further, that the Company shall not be required to qualify such Registrable Stock in any jurisdiction in which the securities regulatory authority requires that any Holder submit any shares of its Registrable Stock to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Stock in such jurisdiction unless such Holder agrees to do so;

                           e. Promptly notify each Holder for whom such
Registrable Stock is covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or

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omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, if all the Registrable Stock covered by such registration statement has not been sold, promptly prepare and file with the Commission any required amendments to such registration statement and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and

                           f. Use its best efforts to comply with all
applicable rules and regulations of the Commission.

                  6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holders shall furnish to the Company such information regarding themselves, the Registrable Stock held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

                  7. Expenses of Registration. All expenses incurred in connection with each registration pursuant to Section 4 of this Agreement, excluding brokers' commissions, shall be paid by the Company. The Holders shall bear and pay the brokers' commissions applicable to securities offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement.

                  8. Representations of the Company. As of the date of this
Agreement:

                           a. The Company meets all requirements for filing a
registration statement on Form S-3 under the rules and regulations of the 1933 Act.

                           b. The Company has no present plan to file a
registration statement covering any of its securities prior to July 1, 1997.

                  9. Indemnification. In the event any Registrable Stock is included in a registration statement under this Agreement:

                           a. The Company shall indemnify and hold harmless each
Holder, each person who participates in the offering of such Registrable Stock, including underwriters (as defined in the 1933 Act), and each person, if any, who controls such Holder or participating person within the meaning of the 1933 Act, against

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any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the 1933 Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such participating person or controlling person for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.a. shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); provided, further, that the Company shall not be liable to any Holder, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, participating person or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, participating person or controlling person, and shall survive the transfer of such securities by such Holder.

                           b. Each Holder requesting or joining in a
registration, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the 1933 Act, and each agent and any underwriter for the Company (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the

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1933 Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.b. shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld), and provided, further, that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the shares sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder form the sale of Registrable Stock covered by such registration statement.

                           c. Promptly after receipt by an indemnified party
under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if and to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.


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                           d. To the extent any indemnification by an
indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                           The parties hereto agree that it would not be just
and equitable if contribution pursuant to this Section 8.d. were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  10. Limitation on Registration Rights. Notwithstanding any other provisions of this Agreement to the contrary, the Company shall not be required to register any Registrable Stock under this Agreement with respect to any request or requests made by any Holder after February 28, 1999.

                  11. Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

                  12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.


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                  13. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, including but not limited to any breach, or as to its existence, validity, interpretation, performance or non-performance, breach or damages, including claims in tort, shall be decided by a single neutral arbitrator, at a location agreed upon in writing, in binding arbitration pursuant to the commercial Arbitration Rules of the American Arbitration Association then in effect. The parties to any such arbitration shall be limited to the parties to this Agreement or any successor thereof. The arbitration shall be conducted in accordance with the procedural laws of the United States Federal Arbitration Act, as amended. The written decision of the arbitrator shall be final and binding, and may be entered and enforced in any court of competent jurisdiction and each party specifically acknowledges and agrees to waive any right to a jury trial in any such forum. Each party to the arbitration shall pay its fees and expenses, unless otherwise determined by the arbitrator.

                  14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  15. Titles. The titles of the Sections of this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  16. Notices. Any notice required or permitted under this Agreement shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, directed to (a) the Company at the address set forth below its signature hereof or (b) to a Holder at the address therefor as set forth in the Company's records or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. The giving of any notice required hereunder may be waived in writing by the parties hereto. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or on the date actually received, if sent by mail or telex, with receipt acknowledged.

                  17. Amendments and Waivers. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Stock then outstanding. Any amendment or waiver effected in accordance with this Section 17 shall be binding upon each Holder of any securities subject to this Agreement at the time outstanding (including securities into which such securities are convertible), each future Holder and all such

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securities, and the Company.

                  18. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

                  19. Entire Agreement. All prior agreements of the parties concerning the subject matter of this Agreement are expressly superseded by this Agreement. This Agreement and the Second Amendment to Registration Rights Agreement, dated March 1, 1997, by and among the Company and the persons listed on Schedules 1 and 2 thereof, contains the entire Agreement of the parties concerning the subject matter hereof. Any oral representations or modifications of this Agreement shall be of no effect.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             PHARMACEUTICAL PRODUCT DEVELOPMENT,
                                             INC.


                                    BY:      _______________________________
[CORPORATE SEAL]                             Name: _________________________
                                             Title: ________________________

ATTEST:
                                             3151 S. 17th Street Extension
_________________________                    Wilmington, NC  28412
______________ Secretary


                                             _____________________________(SEAL)
                                             Channing H. Russell


                                             _____________________________(SEAL)
                                             Paul Castleman


                                             _____________________________(SEAL)
                                             Jeremy Pool





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